UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2011

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2011, José A. Cárdenas, 58, was elected as a director of Southwest Gas Corporation (the “Company”).  The election of Mr. Cárdenas increases the number of directors from eleven to twelve.  As a director, he will serve on the Audit and Pension Plan Investment Committees of the Company’s Board of Directors (“Board”).  Mr. Cárdenas’ compensation as a member of the Board will be as outlined in the Company’s 2011 Proxy Statement for other directors.

Mr. Cárdenas was named Senior Vice President and General Counsel for Arizona State University effective January 2009.  In addition to serving as chief legal officer of the University, he is responsible for management of ASU Audit and Advisory Services and serves as a University representative on and to the boards of directors of ASU affiliated and related entities such as the ASU Foundation.  Mr. Cárdenas is a native of Las Vegas, Nevada.  He received his undergraduate degree from the University of Nevada, Las Vegas in 1974 and a law degree from Stanford University Law School in 1977.  He joined the Phoenix based law firm of Lewis and Roca in 1978, following a one-year federal district court clerkship.  After becoming a partner in the firm in 1982, Mr. Cárdenas served in numerous management roles, including as the firm’s managing partner from 1999 to 2003.  During this time, Lewis and Roca opened its Las Vegas office.  In 2003, Mr. Cárdenas was named the firm’s first chairman and continued in this position through 2008.

Mr. Cárdenas has been admitted to practice law in Arizona, California, the Ninth Circuit Court of Appeals and the United States Supreme Court and is a member of various bar associations including the Hispanic National Bar Association.  Mr. Cárdenas’ many community activities include his service as chairman of the Translational Genomics Research Institute, chairman of the O’Connor House, and as a Trustee of the Virginia G. Piper Charitable Trust.

Item 5.03 (a)	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its August 2, 2011 meeting, the Board amended the Company’s Bylaws to reflect an increase in the number of directors from eleven (11) to twelve (12).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: August 4, 2011
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer